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                                                                   EXHIBIT 10.23


                            STOCK PURCHASE AGREEMENT


                            DATED AS OF JUNE 23, 1998


                                      AMONG


                         STYLING TECHNOLOGY CORPORATION,


                                JOHN MEYEROVICH,

                                OLGA MEYEROVICH,

                                 LEV YAKUBOVICH,

                              SVETLANA YAKUBOVICH,

                             JOSEPH J. GALATI, JR.,

                                       AND

                                   GAIL GALATI
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                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1   PURCHASE OF STOCK................................................  1

      1.1         Purchase Of Stock..........................................  1

SECTION 2   PURCHASE PRICE...................................................  1

      2.1         Purchase Price.............................................  1

      2.2         Tax Election...............................................  1

      2.3         Automobile.................................................  1

SECTION 3   REPRESENTATIONS AND WARRANTIES...................................  2

      3.1         Representations and Warranties of Shareholders.............  2

            (a)   Due Incorporation, Good Standing, and Qualification........  2

            (b)   Capital Stock..............................................  2

            (c)   Options, Warrants, and Rights..............................  2

            (d)   No Subsidiaries............................................  2

            (e)   Books and Records..........................................  2

            (f)   Directors, Officers, and Bank Accounts.....................  2

            (g)   Financial Statements.......................................  2

            (h)   Actions in the Ordinary Course of Business.................  3

            (i)   No Material Change.........................................  3

            (j)   Title to Properties........................................  3

            (k)   Condition of Assets and Properties.........................  3

            (l)   Real Estate................................................  3

            (m)   Liabilities................................................  3

            (n)   Litigation.................................................  4

            (o)   Rights and Licenses........................................  4

            (p)   Taxes......................................................  4

            (q)   Accounts Receivable........................................  4

            (r)   Contracts..................................................  4

            (s)   Compliance with Law and Other Regulations..................  5

            (t)   Employee Benefit and Employment Matters....................  5

            (u)   Insurance..................................................  6

            (v)   No Payments to Directors, Officers, Shareholders, or Others  6

            (w)   No Prohibited Payments.....................................  6

            (x)   Charter, Bylaws, and Minute Books..........................  7

            (y)   Intellectual Property......................................  7

            (z)   Inventories................................................  7


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

            (aa)  Agreement Not in Breach of Other Instruments Affecting
                  Company....................................................  7

            (bb)  Consents and Approvals.....................................  8

            (cc)  Accuracy of Statements.....................................  8

            (dd)  Payment of Indebtedness....................................  8

      3.2         Representations and Warranties of Buyer....................  8

            (a)   Due Incorporation, Good Standing, and  Qualification.......  8

            (b)   Corporate Authority........................................  8

            (c)   Capital Stock..............................................  8

            (d)   Options, Warrants, and Rights..............................  9

            (e)   Subsidiaries...............................................  9

            (f)   Financial Statements.......................................  9

            (g)   Actions in the Ordinary Course of Business.................  9

            (h)   No Material Change.........................................  9

            (i)   Title to Assets and Properties.............................  9

            (j)   Litigation................................................. 10

            (k)   Rights and Licenses........................................ 10

            (l)   No Violation............................................... 10

            (m)   Taxes...................................................... 10

            (n)   Accounts Receivable........................................ 10

            (o)   Contracts.................................................. 10

            (p)   Compliance with Law and Other Regulations.................. 11

            (q)   Employee Benefit and Employment Matters.................... 11

            (r)   Insurance.................................................. 12

            (s)   No Payments to Directors, Officers, Stockholders, or Others 12

            (t)   No Prohibited Payments..................................... 12

            (u)   Certificate of Incorporation, Bylaws, and Minute Books..... 12

            (v)   SEC Reports................................................ 12

            (w)   Accuracy of Statements..................................... 12

      3.3         Further Representations and Warranties of Shareholders..... 12

            (a)   Ownership of Capital Stock of Company...................... 13

            (b)   Rights To Acquire Shares................................... 13

            (c)   Power of Shareholders to Execute Agreement................. 13

            (d)   Agreement Not in Breach of Other Instruments Affecting
                  Shareholders............................................... 13

SECTION 4   THE CLOSING...................................................... 13


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

      4.1         Closing.................................................... 13

      4.2         Deliveries by Shareholders................................. 13

            (a)   Stock Certificates......................................... 13

            (b)   Resignation of Officers and Directors...................... 13

            (c)   General Releases........................................... 13

            (d)   Consents................................................... 13

            (e)   Opinion of Counsel for Company and Shareholders............ 13

            (f)   Books and Records.......................................... 14

            (g)   Consulting Agreement....................................... 14

            (h)   Facilitation Agreement..................................... 14

            (i)   Lease...................................................... 14

            (j)   Formulas................................................... 14

      4.3         Deliveries by Buyer........................................ 15

            (a)   Purchase Price............................................. 15

            (b)   Facilitation Fee........................................... 15

            (c)   Certain Reimbursements..................................... 15

            (d)   Opinion of Counsel for Buyer............................... 15

            (e)   Consents and Approvals..................................... 15

            (f)   Consulting Agreement....................................... 16

            (g)   Facilitation Agreement..................................... 16

            (h)   Lease...................................................... 16

      4.4         Further Assurances......................................... 16

SECTION 5   WAIVER AND MODIFICATION.......................................... 16

      5.1         Waivers.................................................... 16

      5.2         Modification............................................... 16

SECTION 6   NON-COMPETITION.................................................. 16

      6.1         Non-competition............................................ 16

      6.2         Duration and Extent of Restriction......................... 16

      6.3         Restrictions with Respect to Customers..................... 16

      6.4         Remedies for Breach........................................ 17

SECTION 7   INDEMNIFICATION.................................................. 17

      7.1         Indemnification by Shareholders............................ 17

      7.2         Indemnification by Buyer................................... 17

      7.3         Notice and Right to Defend Third-Party Claims.............. 18


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

      7.4         Limitations Related to Indemnity........................... 18

SECTION 8   GENERAL.......................................................... 19

      8.1         Indemnity Against Finders.................................. 19

      8.2         Controlling Law............................................ 19

      8.3         Notices.................................................... 19

      8.4         Binding Nature of Agreement; No Assignment................. 20

      8.5         Entire Agreement........................................... 20

      8.6         Paragraph Headings......................................... 20

      8.7         Gender..................................................... 20

      8.8         Counterparts............................................... 21


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                            STOCK PURCHASE AGREEMENT

      AGREEMENT dated as of June 23, 1998 ("Agreement"), among STYLING TECHNOLOGY CORPORATION, a Delaware corporation ("Buyer"); and JOHN MEYEROVICH, OLGA MEYEROVICH, LEV YAKUBOVICH, SVETLANA YAKUBOVICH, JOSEPH J. GALATI, JR., AND GAIL GALATI (such individuals individually called "Shareholder" and collectively called "Shareholders").

      Shareholders own 750 shares of Common Stock, no par value, of EUROPEAN TOUCH, LTD II, a Wisconsin corporation, (hereinafter called "Company"), comprising all of the outstanding shares of capital stock of Company (hereinafter sometimes called the "Stock"). The business being conducted by Company is the manufacture and distribution of whirlpool foot spas and related salon furniture.

      Buyer and Shareholders desire that Buyer acquire all of the presently outstanding capital stock of Company on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants set forth herein, the parties agree as follows:

                                    SECTION 1
                                PURCHASE OF STOCK

      1.1 PURCHASE OF STOCK. Each Shareholder hereby sells, conveys, transfers, and assigns to Buyer, free and clear of all liens, pledges, claims, and encumbrances of every kind, nature, and description, and Buyer hereby purchases and accepts from each Shareholder, the shares set forth beside the signature of each Shareholder to this Agreement, which shares, collectively, comprise all of the outstanding capital stock of Company.

                                    SECTION 2
                                 PURCHASE PRICE

      2.1   PURCHASE PRICE. The purchase price for the Stock sold pursuant to
Section 1 above shall be $20,283,879 payable to Shareholders pursuant to their written instructions in accordance with their proportionate share ownerships set forth beside their respective signatures to this Agreement.

      2.2 TAX ELECTION. Following the Closing, Buyer and Shareholders agree to make a joint 338(h)(10) election with respect to Company's assets. In making this election, Buyer shall use the book value of Company's assets (after depreciation).

      2.3 AUTOMOBILE. At, or immediately prior to the Closing, Company shall transfer the 1998 Mercedes Benz ML 320 owned by Company to Joseph Galati.

                                    SECTION 3
                         REPRESENTATIONS AND WARRANTIES

      3.1 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. Except as otherwise set forth in the Company Disclosure Schedule heretofore delivered by Company to Buyer, Shareholders jointly and severally represent and warrant to Buyer that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement. The Company Disclosure Schedule will be arranged in paragraphs corresponding to the lettered paragraphs contained in this Section 3.1.

            (a) DUE INCORPORATION, GOOD STANDING, AND QUALIFICATION. Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to own, operate, and lease its assets and properties and to carry on its business as now being conducted. Company is not subject to any material disability by reason of the failure to be
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duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction. Schedule 3.1(a) hereto constitutes a list setting forth, as of the date of this Agreement, each jurisdiction in which Company is qualified to do business.

            (b) CAPITAL STOCK. As of the date hereof, Company has an authorized capital stock consisting of 2,800 shares of Common Stock, no par value, of which 750 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of Company have been duly authorized and validly issued and are fully paid and nonassessable, except as provided in Section 180.0622 of the Wisconsin Statutes. Company has no treasury shares.

            (c) OPTIONS, WARRANTS, AND RIGHTS. Company does not have outstanding any options, warrants, or other rights to purchase, or securities or other obligations convertible into or exchangeable for, or contracts, commitments, agreements, arrangements, or understandings, to issue, any shares of its capital stock or other securities.

            (d) NO SUBSIDIARIES. Company does not have any subsidiaries.

            (e) BOOKS AND RECORDS. The books of account and other corporate records of Company are complete and accurate in all material respects and have been maintained in accordance with good business practices, and the matters contained therein are appropriately reflected in Company's financial statements. The minute books and stock records of Company previously provided to Buyer are complete and accurate in all material respects for a corporation formed and operated as a close corporation and all signatures included therein are the genuine signatures of the persons whose signatures are required.

            (f) DIRECTORS, OFFICERS, AND BANK ACCOUNTS. Schedule 3.1(f) is a correct and complete list of all directors and officers of Company, all bank accounts and safe deposit boxes of Company, and of all persons authorized to sign checks drawn on such accounts and to have access to such safe deposit boxes.

            (g) FINANCIAL STATEMENTS. The Balance Sheet of Company as of December 31, 1997, as well as the Statements of Income, the Statements of Stockholders' Equity, and the Statements of Cash Flows of Company for the year ended December 31, 1997, and all related schedules and notes to the foregoing, have been reported on by Arthur Andersen LLP, independent public accountants, and the Balance Sheet of Company as of May 31, 1998 and the Statement of Operations, the Statement of Shareholders' Equity, and the Statement of Cash Flows of Company for the five months ended May 31, 1998 have been prepared by Company without audit. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles, which were applied on a consistent basis (except as defined therein) and present fairly, in all material respects, the financial position, results of operations, and changes in financial position of Company as of their respective dates and for the periods indicated. Company has no material liabilities or obligations of a type that would be included in a balance sheet prepared in accordance with generally accepted accounting principles, except as and to the extent disclosed or reflected in the Balance Sheet of Company as of May 31, 1998 ("Company's Base Balance Sheet") or incurred since the date of that balance sheet in the ordinary course of business.

            (h) ACTIONS IN THE ORDINARY COURSE OF BUSINESS. Since the date of Company's Base Balance Sheet, Company (i) has not taken any action outside the ordinary and usual course of business; (ii) has not borrowed any money or become contingently liable for any obligation or liability of another; (iii) has not failed to pay any of its debts and obligations as they become due; (iv) has not incurred any debt, liability, or obligation of any nature to any party, except for obligations arising from the purchase of goods or the rendition of services in the ordinary course of business; and (v) has not failed to use its best efforts to preserve its business organization intact, to keep available the services of its employees and independent contractors, and to preserve its relationships with its customers, suppliers, and others with which it deals.

            (i) NO MATERIAL CHANGE. Since the date of Company's Base Balance Sheet, there has not been and there is not threatened (i) any material adverse change in the financial condition, business, assets,


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properties, or operating results of Company, (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of Company, which materially affects or impairs its ability to conduct its business, or (iii) any mortgage or pledge of any assets or properties of Company, or any indebtedness incurred by Company, other than indebtedness, not material in the aggregate, incurred in the ordinary course of business.

            (j) TITLE TO PROPERTIES. Except as set forth in Schedule 3.1(j), Company has good and marketable title to all of its real and personal assets and properties, including all assets and properties reflected in Company's Base Balance Sheet or acquired subsequent to the date of Company's Base Balance Sheet, except assets or properties disposed of subsequent to the date of Company's Base Balance Sheet in the ordinary course of business or pursuant to
Section 2.3 of this Agreement. Except as set forth in Schedule 3.1(j), such assets and properties are subject to no mortgage, indenture, pledge, lien, claim, encumbrance, charge, security interest or title retention, or other security arrangement, except for liens for the payment of federal, state, and other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of Company or the ownership of its assets or properties, which were not incurred in connection with the borrowing of money or the obtaining of advances and which do not in the aggregate materially detract from the value of the assets or properties of Company or materially impair the use thereof in the operation of its business, except in each case as disclosed in Company's Base Balance Sheet. All leases pursuant to which Company leases any substantial amount of real or personal property are valid and effective in accordance with their respective terms.

            (k) CONDITION OF ASSETS AND PROPERTIES. To the knowledge of Shareholders and the Company's officers and employees with responsibilities for such matters, the buildings, equipment, machinery, fixtures, furniture, furnishings, office equipment, and all other tangible personal assets and properties of Company presently used in, or necessary for the operation of, Company's business, do not require any repairs other than normal maintenance and are in good operating condition and in a state of reasonable maintenance and repair, except for ordinary wear and tear.

            (l) REAL ESTATE. Company has no interest as owner, lessor, lessee, or otherwise in any real estate, except as set forth in Schedule 3.1(l).

            (m) LIABILITIES. Except as set forth in Schedule 3.1(m), Company has no obligations or liabilities whether related to tax or non-tax matters, liquidated or unliquidated, fixed or contingent, or otherwise, except and to the extent reflected or reserved against on Company's Base Balance Sheet or in this Agreement other than obligations or liabilities incurred in the ordinary course of its business and disclosed to the extent required by this Agreement. Without limiting the foregoing, to the knowledge of Shareholders and the Company's officers and employees with responsibilities for such matters, Company does not have any obligation or liability, contingent or otherwise, with respect to product warranties relating to products sold by it that, in Company's reasonable judgment, are not adequately covered by insurance. Company has not shipped its products to any customer on a contingent or similar basis.

            (n) LITIGATION. There are no actions, suits, proceedings, or other litigation pending or, to Shareholders' knowledge and the knowledge of Shareholders and the Company's officers and employees with responsibilities for litigation matters, threatened against Company, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, if determined adversely to Company, would individually or in the aggregate have a material adverse effect on the business, assets, properties, operations, operating results, prospects, or condition, financial or otherwise, of Company.

            (o) RIGHTS AND LICENSES. To the knowledge of Shareholders and the Company's officers and employees with responsibilities for such matters, Company is not subject to any material disability or liability by reason of its failure to possess any patent, patent right, trademark, trademark right, trade name, trade name right, or license. Schedule 3.1(o) hereto contains a true, correct, and complete list of all Licenses and Permits necessary for the conduct of Company's business. Company has all Licenses and Permits necessary for the conduct of the business


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conducted by it and the ownership and use of its assets and properties and the premises occupied by it, and the conduct of its business as presently conducted.

            (p) TAXES. Company has duly filed in correct form all Tax Returns relating to the activities of Company required or due to be filed (with regard to applicable extensions) on or prior to the date hereof. All such Tax Returns are complete and accurate in all material respects, and Company has paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from Company by federal, state, or local taxing authorities for all periods ending on or before the date hereof, other than Taxes or other charges that are not delinquent or are being contested in good faith and have not been finally determined and have been disclosed to Buyer. The amounts set up as reserves for Taxes on the books of Company are sufficient in the aggregate for the payment of all unpaid Taxes (including any interest or penalties thereon), whether or not disputed, accrued, or applicable. No claims for Taxes or assessments are being asserted, or to the knowledge of Shareholders and the Company's officers and employees with responsibilities for such matters, threatened against Company. Company has furnished to Buyer a list of all Tax Returns filed for it. For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies, or other assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, and franchise taxes, imposed by the United States, or any state, local, or foreign government or subdivision or agency thereof; and such term shall include any interest, penalties, or additions to tax attributable to such assessments or to the failure to file any Tax Return; and the term "Tax Return" shall mean any report, return, or other information required to be supplied to a taxing authority or required by a taxing authority to be supplied to any other person.

            (q) ACCOUNTS RECEIVABLE. The accounts receivable of Company have been acquired in the ordinary course of business, are valid and enforceable, and, to the knowledge of Shareholders and the Company's officers and employees with responsibilities for such matters, are fully collectible, subject to no defenses, deductions, set-offs, or counterclaims, except to the extent of the reserve reflected in Company's Base Balance Sheet (in accordance with generally accepted accounting principles consistently applied) or in such other amount that is not material in the aggregate. To the knowledge of Shareholders and the Company's officers and employees with responsibilities for such matters, each such account receivable is fully collectible to the extent of the face value thereof (less the amount of the reserve for doubtful accounts, if any, reflected on the books of Company with respect to such account), no later than 30 days after such account receivable is due, and no account receivable is due more than 90 days after it was created.

            (r) CONTRACTS. Except as set forth in Schedule 3.1(r), Company is not a party to (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, or profit sharing, (ii) any collective bargaining or other contract or agreement with any labor union, (iii) any lease, installment purchase agreement, or other contract with respect to any real or personal property used or proposed to be used in its operations, excepting, in each case, items included within aggregate amounts disclosed or reflected in Company's Base Balance Sheet, (iv) any employment agreement or other similar arrangement not terminable by it upon 30 days or less notice without material penalty to it, (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $50,000, (vi) any contract or agreement creating an obligation of $50,000 or more, (vii) any contract, agreement, mortgage, or lease, which by its terms does not terminate or is not terminable by it without material penalty to it, (viii) any loan agreement, indenture, promissory note, conditional sales agreement, or other similar type of arrangement, or (ix) any material license agreement. All material mortgages, leases, contracts, agreements, and other arrangements to which Company is a party are valid and enforceable in accordance with their terms; Company and, to the knowledge of Shareholders and the Company's officers and employees with responsibilities for such matters, all other parties to each of the foregoing have performed all material obligations required to be performed to date; neither Company, nor, to the knowledge of Shareholders and the Company's officers and employees with responsibilities for such matters, any such other party is in material default or in material arrears under the terms of any of the foregoing; and, to the knowledge of Shareholders and the Company's officers and employees with responsibilities for such matters, no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute a material default under any of them.


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
            (s) COMPLIANCE WITH LAW AND OTHER REGULATIONS. Company is in compliance in all material respects with all requirements (including those relating to environmental matters) of federal, state, or local law and all requirements of all governmental bodies and agencies having jurisdiction over it, the conduct of its business, the use of its assets and properties, and all premises occupied by it. To the knowledge of Shareholders and the Company's officers and employees with respect to such matters, there is no environmental contamination, toxic waste, or other discharge, spill, construction component, structural element or condition, adversely affecting any of the properties of Company, nor has Company received any official notice or citation that any of its properties in any material way contravene any federal, state, or local law or regulation relating to environmental, health, or safety matters, including without limitation any CERCLA or OSHA requirements. Without limiting the foregoing, Company has properly filed all reports, paid all monies, and obtained all licenses, permits, certificates, and authorizations needed or required for the conduct of its business and the use of its assets and properties and the premises occupied by it in connection therewith and is, to the knowledge of Shareholders and the Company's officers and employees with responsibilities for such matters, in compliance in all material respects with all conditions, restrictions, and provisions of all of the foregoing. Company has not received any notice from any federal, state, or local authority or any insurance or inspection body that any of its assets, properties, facilities, equipment, or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building, or zoning law or requirement of any public authority or body.

            (t) EMPLOYEE BENEFIT AND EMPLOYMENT MATTERS. Company and its "ERISA Affiliates" (as determined under Section 414(b), (c), (m), or (o) of the Internal Revenue Code of 1986, as amended (the "Code")) (i) maintain, administer, or contribute to, or at any time during the past six years have maintained, administered, or contributed to, only those employee pension benefit plans (as defined in Section 3(2) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) described in Schedule 3.1(t) (the "Company Pension Plans"); and (ii) Company and its ERISA Affiliates maintain, administer, or contribute to only those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) described in Schedule 3.1(t) (the "Company Welfare Plans"). For the benefit of their employees, Company and all ERISA Affiliates maintain, administer, or contribute to only those bonus, deferred compensation, stock purchase, stock option, severance plan, insurance, or similar arrangements described in Schedule 3.1(t) ("Company Employee Benefit Plans"). Except as disclosed in Schedule 3.1(t), the Internal Revenue Service has determined that each Company Pension Plan intended to be "qualified" under
Section 401(a) of the Code is so qualified and that the trust forming a part thereof is tax exempt under Section 501(a) of the Code from the date of its establishment until the date hereof, and Company does not know of any matter that would adversely affect such qualified or tax-exempt status of such plan or trust. Full payment has been made, or will be made in accordance with Sections 404(a)(6) and 412 of the Internal Revenue Code, of all amounts that either Company or any ERISA Affiliate is required to pay under the terms of each of the Company Pension Plans and Company Welfare Plans, and all such amounts are properly accrued on Company's Base Balance Sheet; and none of the Company Pension Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived, as of the last day of the most recent fiscal year of each of such Plans ended prior to the date of this Agreement. Neither any Company Pension Plan or Company Welfare Plan nor, to the knowledge of Shareholders and the Company's officers and employees with responsibilities for employee benefits matters, any Company Pension Plan or Company Welfare Plan fiduciary has engaged in any transaction in violation of Section 406 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) other than any such transaction that is exempt under Section 408 of ERISA or section 4975(d) of the Code. Except as set forth in Schedule 3.1(t), Company has furnished to Buyer true and complete copies of each Company Pension Plan, Company Welfare Plan, and Company Employee Benefit Plan and related trust agreements or annuity contracts, Internal Revenue Service determination letters and summary plan descriptions; all of the foregoing plans and agreements are valid, binding, and in full force and effect, and there are no defaults thereunder; and none of the rights of Company or any of its ERISA Affiliates thereunder will be impaired by this Agreement or the consummation of the transaction contemplated by this Agreement. Company is not a party to any collective bargaining agreement and, to the best of each Shareholder's knowledge, there is no material request for union representation pending or threatened against Company. Neither Company nor any of its ERISA Affiliates has incurred any liability to the PBGC as a result of the voluntary or involuntary termination of any Company Pension Plan subject to Title IV of ERISA; there is currently no active filing by Company or any of


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
its ERISA Affiliates with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any Company Pension Plan subject to Title IV of ERISA maintained or funded, in whole or in part, by Company or any of its ERISA Affiliates; and neither Company nor any of its ERISA Affiliates has made a complete or partial withdrawal from a multi-employer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA). The employment of each employee of Company is terminable at will without material cost to Company. Company has complied in all material respects with all other applicable federal, state, and local laws relating to the employment of labor including, but not limited to, the provisions thereof relative to wages, hours, collective bargaining, working conditions, and payment of taxes of any kind, and, except as described in Schedule 3.1(t), Company is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing or has any obligations for any vacation, sick leave, or other compensatory time. All independent contractors of Company are paid salaries or other compensation in accordance with the amounts set forth in Schedule 3.1(t), and Schedule 3.1(t) correctly and accurately sets forth all salaries, expenses, and personal benefits paid to or accrued for all directors, officers, and principal shareholders of Company as of the date of this Agreement, all of which are reflected as appropriate in Company's Base Balance Sheet.

            (u) INSURANCE. Company maintains in full force and effect insurance coverage on its assets, properties, premises, operations, and personnel in such amounts as Company deems appropriate. Schedule 3.1(u) hereto contains a description (identifying insurer, coverage, premiums, named insured, deductibles, and expiration date) of all policies of fire, liability, and other forms of insurance that currently are maintained in force by or for the account of Company with respect to the business and assets of Company (such policies are hereinafter referred to as the "Policies"). Company has been continuously, and is presently, insured by insurers unaffiliated with Company with respect to its property and the conduct of its business in such amounts and against such risks as Company has reasonably deemed adequate to protect its business and assets, including, without limitation, liability insurance. The insurance coverage provided by the Policies presently in force will not in any material respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated hereby.

            (v) NO PAYMENTS TO DIRECTORS, OFFICERS, SHAREHOLDERS, OR OTHERS. Except as set forth in Schedule 3.1(v) or in Section 2.3, since the date of Company's Base Balance Sheet, there has not been any purchase or redemption of any shares of capital stock of Company or any transfer, distribution, or payment by Company, directly or indirectly, of any assets or properties to any director, officer, shareholder, or other person other than the payment of compensation for services actually rendered at rates not in excess of the rates prevailing on the date of Company's Base Balance Sheet and dividend distributions in the ordinary course of business consistent with past practices.

            (w) NO PROHIBITED PAYMENTS. Neither Company nor any officer, director, employee, independent contractor, or agent, acting on behalf of Company, has at any time (i) made any contributions to any candidate for political office in violation of law or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation, or ordinance requiring such disclosure,
(ii) made any payment to any local, state, federal, or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which Company sells products or renders services or from which Company buys products or services for the purpose of influencing such agent or person to buy products or services from or sell products or services to Company, or (iv) engaged in any transaction, maintained any bank account, or used any corporate funds, except for transactions, bank accounts, and funds that have been and are reflected in the normally maintained books and records of Company.

            (x) CHARTER, BYLAWS, AND MINUTE BOOKS. Company has heretofore delivered to Buyer true and complete copies of the charter and bylaws of Company as currently in effect. The minute books of Company contain complete and accurate (in all material respects) records of all meetings and other corporate actions held or taken by the Boards of Directors (or committees of the Boards of Directors) and shareholders of Company since its incorporation.

            (y) INTELLECTUAL PROPERTY. Except as set forth in Schedule 3.1(y), Company owns or holds all of the rights to use all formulas, packaging, logos, trademarks, trade names, trade secrets, fictitious names, service marks, patents, and copyrights that are used in or necessary to the operation of its business. Schedule 3.1(y) hereto sets forth a true, complete, and correct list of all material Intellectual Property owned or used by Company. Except as set forth in Schedule 3.1(y), Company owns all rights with respect to, and has good and marketable title to, all of the trademarks and formulas that are used in or are necessary to the conduct of the Business. Company is not, and following the Closing, neither Buyer nor Company will be, obligated to pay any royalty or other payment with respect to any of such formulas. To the knowledge of Shareholders and the Company's officers and employees with responsibilities for intellectual property matters, none of the matters covered by the Intellectual Property, nor any of the products or services sold or provided by Company, nor any of the processes used or the business practices followed by Company, infringes or has infringed upon any trademark, trade name, trade secret, fictitious name, service mark, patent, or copyright owned by any person or entity (or any application with respect thereto), or constitutes unfair competition. Company is not, and following the Closing neither Buyer nor Company will be, obligated to pay any royalty or other payment with respect to any of the Intellectual Property. To the knowledge of Shareholders and the Company's officers and employees with responsibilities for intellectual property, except as disclosed in Schedule 3.1(y), no person or entity is producing, providing, selling, or using products or services that would constitute an infringement of any of the Intellectual Property.

            (z) INVENTORIES. The Inventories are in good and merchantable condition and are stated at not more than the lower of cost or market, with adequate adjustments for obsolete or obsolescent items. Since the date of Company's Base Balance Sheet, there have not been and there are not required to be any write-downs in the value of the Company's Inventories or write-offs with respect to such Inventories. The raw materials, work in progress, and finished goods inventory of Company are all in good condition and are usable and currently being used in the present production and sales activities of Company, and Company does not have on hand or on order any raw materials, work in progress, or finished goods inventory materially in excess of its normal requirements (based upon sales experience for the last 12 months) for products that are included in its current line and for which Company is now taking orders. Without limiting the foregoing, (i) Company does not have more than a six-month supply of raw materials, work in progress or finished goods inventory, and (ii) all work in progress and finished goods inventory being transferred to Buyer pursuant to this Agreement are in accordance with customers' specifications.

            (aa) AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS AFFECTING COMPANY. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not violate any provision of the articles of incorporation or bylaws of Company, nor will they result in the breach of any term or provision of, or result in the termination or modification of, or constitute a default under, or permit any party to modify or terminate, any loan agreement, note, debenture, indenture, mortgage, deed of trust, lease, contract, agreement, or other material obligation of any description to which Company is a party or by which it is bound, or any judgment, decree, order, or award of any court, government body, or arbitration, or any applicable law, rule, or regulation.

            (bb) CONSENTS AND APPROVALS. Company and Shareholders have obtained all necessary consents and approvals of other persons to the performance by Shareholders of the transactions contemplated by this Agreement.

            (cc) ACCURACY OF STATEMENTS. Neither this Agreement nor the Company's Disclosure Schedule contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

            (dd) PAYMENT OF INDEBTEDNESS. All indebtedness owing to Company by any director, officer, or shareholder of Company has been paid in full.

            (ee) FINANCIAL CONDITION. As of the Closing Date, Company's Net Assets are equal to or greater than $1,328,071. As used herein, "Net Assets" means Company's stockholders' equity less any cash held by Company, all calculated in accordance with generally accepted accounting principles consistently applied. Company has, as of the Closing Date, sufficient cash and accounts receivable to satisfy its obligations and to pay its expenses as they come due.

      3.2 REPRESENTATIONS AND WARRANTIES OF BUYER. Except as otherwise set forth in the Buyer Disclosure Schedule heretofore delivered by Buyer to Shareholders, except as disclosed in Buyer's Annual Report on Form 10-K for the year ended December 31, 1997 (without regard to documents incorporated therein by reference), Buyer represents and warrants to Shareholders that the statements contained in this Section 3.2 are correct and complete in all material respects as of the date of this Agreement. The Buyer Disclosure Schedule will be arranged in paragraphs contained in this Section 3.2.

            (a) DUE INCORPORATION, GOOD STANDING, AND QUALIFICATION. Each of Buyer and its subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power and authority to own, operate, and lease its assets and properties and to carry on its business as now being conducted. Neither Buyer nor any of its subsidiaries is subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction. As used in this Agreement with reference to Buyer, the term "subsidiaries" shall include all direct or indirect subsidiaries of Buyer other than Company.

            (b) CORPORATE AUTHORITY. Buyer has the corporate power and authority to enter into this Agreement and carry out the transactions contemplated hereby. The Board of Directors of Buyer has duly authorized the execution, delivery, and performance of this Agreement. No other corporate proceedings on the part of Buyer or its subsidiaries, including the approval of Buyer's stockholders, are necessary to authorize the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby. This Agreement has been duly executed and delivered by and constitutes a legal, valid, and binding agreement of Buyer, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

            (c) CAPITAL STOCK. As of March 27, 1998, Buyer had an authorized capital stock consisting of 10,000,000 shares of Common Stock, $0.0001 par value, of which 4,034,703 shares were issued and outstanding, and 1,000,000 shares of Preferred Stock, $0.0001 par value, of which no shares were issued and outstanding. As of such date, 598,530 shares of capital stock were reserved for issuance upon the exercise of outstanding stock options. As of such date, there were warrants outstanding to acquire 383,000 shares of Common Stock of Buyer. All of the issued and outstanding shares of capital stock of Buyer and of each of its subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Buyer has treasury shares.

            (d) OPTIONS, WARRANTS, AND RIGHTS. Neither Buyer nor any of its subsidiaries has outstanding any options, warrants, or other rights to purchase, or securities or other obligations convertible into or exchangeable for, or contracts, commitments, agreements, arrangements or understandings to issue, any shares of its capital stock or other securities, other than those referred to in
Section 3.2(c).

            (e) SUBSIDIARIES. The outstanding shares of capital stock of the subsidiaries of Buyer owned by Buyer or any of its subsidiaries are owned free and clear of all claims, liens, charges, and encumbrances. Buyer does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any corporation or other business, other than with respect to its subsidiaries.

            (f) FINANCIAL STATEMENTS. The Consolidated Balance Sheet of Buyer and its subsidiaries as of December 31, 1997, as well as the Consolidated Statements of Income, the Consolidated Statements of Stockholders' Equity, and the Consolidated Statements of Cash Flows of Buyer and its subsidiaries for the period ended December 31, 1996, and all related schedules and notes to the foregoing, have been reported on by Arthur Andersen LLP, independent public accountants. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles which were applied on a consistent basis (except as described therein), and present fairly, in all material respects the financial position, results of operations, and changes of financial position of Buyer and its subsidiaries as of their respective dates and for the periods indicated. Neither Buyer nor any of its subsidiaries has any material liabilities or obligations of a type that would be included in a balance sheet prepared in accordance with generally accepted accounting principles, except as and to the extent disclosed or reflected in the Consolidated Balance Sheet of Buyer and its subsidiaries as of March 31, 1998 ("Buyer's Base Balance Sheet"), or incurred since March 31, 1998 in the ordinary course of business.

            (g) ACTIONS IN THE ORDINARY COURSE OF BUSINESS. Since the date of Buyer's Base Balance Sheet, neither Buyer nor any of its subsidiaries (i) has taken any action outside the ordinary and usual course of business; (ii) has borrowed any money or become contingently liable for any obligation or liability of another; (iii) has failed to pay any of its debts and obligations as they become due; (iv) has incurred any debt, liability, or obligation of any nature to any party, except for obligations arising from the purchase of goods or the rendition of services in the ordinary course of business; or (v) has failed to use its best efforts to preserve its business organization intact, to keep available the services of its employees and independent contractors, or to preserve its relationships with its customers, suppliers, and others with which it deals.

            (h) NO MATERIAL CHANGE. Since the date of Buyer's Base Balance Sheet, there has not been and there is not threatened (i) any material adverse change in the financial condition, business, properties, assets, or operating results of Buyer and its subsidiaries taken as a whole, or (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of Buyer or its subsidiaries, which materially affects or impairs their ability to conduct their business.

            (i) TITLE TO ASSETS AND PROPERTIES. Buyer and its subsidiaries have good and marketable title to all of their respective real and personal assets and properties, including all assets and properties reflected in Buyer's Base Balance Sheet, or acquired subsequent to the date of Buyer's Base Balance Sheet, except assets or properties disposed of subsequent to that date in the ordinary course of business. Such assets and properties are subject to no mortgage, indenture, pledge, lien, claim, encumbrance, charge, security interest or title retention, or other security arrangement, except for liens for the payment of federal, state, and other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of Buyer and its subsidiaries or the ownership of their assets or properties, which were not incurred in connection with the borrowing of money or the obtaining of advances, and which do not in the aggregate materially detract from the value of the net assets or properties of Buyer and its subsidiaries taken as a whole or materially impair the use thereof in the operation of their respective businesses, except in each case as disclosed in Buyer's Base Balance Sheet. All leases pursuant to which Buyer or any of its subsidiaries lease any substantial amount of real or personal property are valid and effective in accordance with their respective terms.

            (j) LITIGATION. There are no actions, suits, proceedings, or other litigation pending or, to the knowledge of Buyer and its directors, officers, and employees with responsibilities for litigation matters, threatened against Buyer or any of its subsidiaries, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, if determined adversely to Buyer or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the business, assets, properties, or prospects or on the condition, financial or otherwise, of Buyer and its subsidiaries taken as a whole.

            (k) RIGHTS AND LICENSES. To the knowledge of Buyer and its officers and employees with respect to such matters, neither Buyer nor any of its subsidiaries is subject to any material disability or liability by reason of its failure to possess any patent, patent right, trademark, trademark right, trade name, trade name right, or license.

            (l) NO VIOLATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by Buyer or any of its subsidiaries of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to, (i) any provision or restriction of any charter, bylaw, loan, indenture, or mortgage of Buyer or any of its subsidiaries, or (ii) any provision or restriction of any lien, lease agreement, contract, instrument, order, judgment, award, decree, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of Buyer or any of its subsidiaries is subject or by which Buyer or any of its subsidiaries is bound.

            (m) TAXES. Buyer has duly filed in correct form all Tax Returns relating to the activities of Buyer and its subsidiaries required or due to be filed (with regard to applicable extensions) on or prior to the date hereof. All such Tax Returns are accurate and complete in all material respects, and Buyer has paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from Buyer or any of its subsidiaries by federal, state, or local taxing authorities for all periods ending on or before the date hereof, other than Taxes or other charges that are not delinquent or are being contested in good faith and have not been finally determined and have been disclosed to Company. The amounts set up as reserves for Taxes on the books of Buyer and its subsidiaries are sufficient in the aggregate for the payment of all unpaid Taxes (including any interest or penalties thereon), whether or not disputed, accrued, or applicable. No claims for taxes or assessments are being asserted or threatened against Buyer or any of its subsidiaries.

            (n) ACCOUNTS RECEIVABLE. The accounts receivable of Buyer and its subsidiaries have been acquired in the ordinary course of business, are valid and enforceable, and, to the knowledge of Buyer and its officers and employees with respect to such matters, are fully collectible, subject to no known defenses, setoffs, or counterclaims, except to the extent of the reserve reflected in the books of Buyer and its subsidiaries or in such other amount which is not material in the aggregate.

            (o) CONTRACTS. Neither Buyer nor any of its subsidiaries is a party to (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, or profit sharing, (ii) any collective bargaining or other contract or agreement with any labor union,
(iii) any lease, installment purchase agreement, or other contract with respect to any real or personal property used or proposed to be used in its operations excepting, in each case, items included within aggregate amounts disclosed or reflected in Buyer's Base Balance Sheet, (iv) any employment agreement or other similar arrangement not terminable by it upon 30 days or less notice without material penalty to it, (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $100,000, (vi) any contract or agreement creating an obligation of $100,000 or more, (vii) any contract or agreement, which by its terms does not terminate or is not terminable by it without material penalty to it, (viii) any loan agreement, indenture, promissory note, conditional sales agreement, or other similar type of arrangement, or (ix) any material license agreement. All material contracts, agreements, and other arrangements to which Buyer or any of its subsidiaries is a party are valid and enforceable in accordance with their terms; Buyer, its subsidiaries, and, to the knowledge of Buyer and its officers and employees with respect to such matters, all other parties to each of the foregoing have performed all obligations required to be performed to date; neither Buyer, nor any of its subsidiaries, nor, to the knowledge of Buyer and its officers and employees with respect to such matters, any such other party is in default or in arrears under the terms of any of the foregoing; and no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute a default under any of them.

            (p) COMPLIANCE WITH LAW AND OTHER REGULATIONS. To the knowledge of Buyer and its officers and employees with respect to such matters, each of Buyer and its subsidiaries is in compliance in all material respects with all requirements (including those relating to environmental matters) of federal, state, and local law and all requirements of all governmental bodies and agencies having jurisdiction over it, the conduct of its business, the use of its assets and properties, and all premises occupied by it. There is no environmental contamination, toxic waste, or other discharge, spill, construction component, structural element or condition, adversely affecting any of the properties of Buyer or its subsidiaries, nor has Buyer or any of its subsidiaries received any official notice or citation that the properties of Buyer or its subsidiaries in any material way contravene any federal, state, or local law or regulation relating to environmental, health, or safety matters, including without limitation any requirements of the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") nor any OSHA requirements. Without limiting the foregoing, each of Buyer and its subsidiaries has properly filed all reports, paid all monies, and obtained all licenses, permits, certificates, and authorizations needed or required for the conduct of its business and the use of its assets and properties and the premises occupied by it in connection therewith and, to the knowledge of Buyer and its officers and employees with respect to such matters, is in compliance in all material respects with all conditions, restrictions, and provisions of all of the foregoing. Neither Buyer nor any of its subsidiaries has received any notice from any federal, state, or local authority or any insurance or inspection body that any of its assets, properties, facilities, equipment, or business procedures or practices fails to comply in any material respect with any applicable law, ordinance, regulation, building, or zoning law or requirement of any public authority or body.

            (q) EMPLOYEE BENEFIT AND EMPLOYMENT MATTERS. Buyer and its "ERISA Affiliates" (as determined under Section 414(b), (c), (m), or (o) of the Code,
(i) maintain, administer, or contribute to, or at any time during the past six years have maintained, administered, or contributed to, only those employee pension benefit plans (as defined in Section 3(2) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) described in Buyer's Disclosure Schedule (the "Buyer Pension Plans"); and (ii) maintain, administer, or contribute to only those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) described in Buyer's Disclosure Schedule (the "Buyer Welfare Plans"). Buyer and all ERISA Affiliates maintain, administer, or contribute to only those bonus, deferred compensation, stock purchase, stock option, severance plan, insurance, or similar arrangements described in Buyer's Disclosure Schedule ("Buyer Employee Benefit Plans"). Except as disclosed in Buyer's Disclosure Schedule, the Internal Revenue Service has determined that each Buyer Pension Plan intended to be "qualified" under
Section 401(a) of the Code is so qualified and that the trust forming a part thereof is tax exempt under Section 501(a) of the Code from the date of its establishment until the date hereof, and Buyer does not know of any matter that would adversely affect such qualified or tax-exempt status of such plan or trust. Full payment has been made, or will be made in accordance with Sections 404(a)(6) and 412 of the Code, of all amounts that either Buyer or any ERISA Affiliate is required to pay under the terms of each of the Buyer Pension Plans and Buyer Welfare Plans, and all such amounts are properly accrued on Buyer's Base Balance Sheet; and none of the Buyer Pension Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Sections 302 of the ERISA and 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of such Plans ended prior to the date of this Agreement. Neither any Buyer Pension Plan or Buyer Welfare Plan nor any Buyer Pension Plan or Buyer Welfare Plan fiduciary has engaged in any transaction in violation of Section 406 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) other than any such transaction that is exempt under Section 408 of ERISA or Section 4975(d) of the Code. Neither Buyer or any of its subsidiaries is a party to any collective bargaining agreement and, to the best of Buyer's knowledge, there is no material request for union representation pending or threatened against Buyer of any of its subsidiaries. Neither Buyer nor any of its ERISA Affiliates has incurred any liability to the PBGC as a result of the voluntary or involuntary termination of any Buyer Pension Plan subject to Title IV of ERISA; there is currently no active filing by Buyer or any of its ERISA Affiliates with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any Buyer Pension Plan subject to Title IV of ERISA maintained or funded, in whole or in part, by Buyer or any of its ERISA Affiliates; and neither Buyer nor any of its ERISA Affiliates has made a complete or partial withdrawal from a multi-employer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA). Each of Buyer and its subsidiaries has complied with all other applicable federal, state, and local laws relating to the employment of labor including, but not limited to, the provisions thereof relative to wages, hours, collective bargaining, working conditions, and payment of taxes of any kind, and neither Buyer nor any of its subsidiaries is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing or has any obligations for any vacation, sick leave, or other compensatory time.

            (r) INSURANCE. Buyer and each of its subsidiaries maintain in full force and effect insurance coverage on their assets, properties, premises, operations, and personnel in such amounts as Buyer has reasonably deemed adequate for its business.

            (s) NO PAYMENTS TO DIRECTORS, OFFICERS, STOCKHOLDERS, OR OTHERS. Since the date of Buyer's Base Balance Sheet, there has not been any purchase or redemption of any shares of capital stock of Buyer or its subsidiaries or any transfer, distribution, or payment by Buyer or its subsidiaries, directly or indirectly, of any assets or properties to any director, officer, principal stockholder, or other person other than the payment of compensation for services actually rendered at rates not in excess of the rates prevailing on the date of Buyer's Base Balance Sheet.

            (t) NO PROHIBITED PAYMENTS. Neither Buyer and its subsidiaries nor, to the knowledge of Buyer, any officer, director, employee, independent contractor, or agent, acting on behalf of Buyer or its subsidiaries, has at any time (i) made any contributions to any candidate for political office in violation of law or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation, or ordinance requiring such disclosure, (ii) made any payment to any local, state, federal, or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which Buyer or its subsidiaries sell products or render services or from which Buyer or its subsidiaries buy products or services for the purpose of influencing such agent or person to buy products or services from or sell products or services to Buyer or its subsidiaries, or
(iv) engaged in any transaction, maintained any bank account, or used any corporate funds, except for transactions, bank accounts, and funds that have been and are reflected in the normally maintained books and records of Buyer or its subsidiaries.

            (u) CERTIFICATE OF INCORPORATION, BYLAWS, AND MINUTE BOOKS. Buyer has heretofore delivered to Company true and complete copies of the Certificate of Incorporation and bylaws of Buyer as currently in effect. The minute books of Buyer contain complete and accurate (in all material respects) records of all meetings and other corporate actions held or taken by the Board of Directors (or committees of the Boards of Directors) and stockholders of Buyer since its incorporation.

            (v) SEC REPORTS. Buyer's Form 10-K Report for the year ended December 31, 1997, and all subsequent reports and proxy statements filed by Buyer thereafter with the SEC pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934, do not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time the document was filed. No report, proxy statement, or other document has been required to be filed by Buyer pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934 that has not been filed.

            (w) ACCURACY OF STATEMENTS. Neither this Agreement nor the Buyer Disclosure Schedule contains or will contain an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

      3.3 FURTHER REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. Each Shareholder represents, warrants, and acknowledges individually for such Shareholder to Buyer as follows:

            (a) OWNERSHIP OF CAPITAL STOCK OF COMPANY. Such Shareholder owns the number of shares of Common Stock of Company set forth next to such Shareholder's signature to this Agreement. Such Shareholder has good, marketable, and unencumbered title to such stock, and there are no restrictions on such Shareholder's right to transfer such stock to Buyer pursuant to this Agreement.

            (b) RIGHTS TO ACQUIRE SHARES. Such Shareholder does not have any outstanding options, warrants, or other rights to purchase or subscribe to, or contracts or commitments to sell, or any interests, instruments, evidences of indebtedness, or other securities convertible in any manner into, shares of Company's capital stock.

            (c) POWER OF SHAREHOLDERS TO EXECUTE AGREEMENT. Such Shareholder has the full power and authority to execute, deliver, and perform this Agreement, and this Agreement is the legal and binding obligation of such Shareholder and is enforceable against such Shareholder in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

            (d) AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS AFFECTING SHAREHOLDERS. The execution and delivery of this Agreement, the consummation of the transactions hereby contemplated, and the fulfillment of the terms hereof will not result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under any agreement or other instrument of any description to which such Shareholder is a party or by which such Shareholder is bound, or any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule, or regulation.

                                    SECTION 4
                                   THE CLOSING

      4.1 CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., One East Camelback, Suite 1100, Phoenix, Arizona on June 23, 1998 at 7:00 a.m., Phoenix time, or at such other date, time, and place as may be agreed upon in advance, in writing by Buyer and Shareholders, which date is referred to herein as the "Closing Date." The transactions contemplated by this Agreement will be effective as of 7:00 a.m., Phoenix time, June 23, 1998.

      4.2 DELIVERIES BY SHAREHOLDERS. At the Closing, Shareholders shall deliver:

            (a) STOCK CERTIFICATES. Certificates for 750 shares of Company's Common Stock endorsed in blank, or with stock powers executed in blank attached, with all required transfer stamps, if any, affixed.

            (b) RESIGNATION OF OFFICERS AND DIRECTORS. The written resignations of all directors and officers of Company.

            (c) GENERAL RELEASES. General releases between Company and each director, officer, and Shareholder of Company.

            (d) CONSENTS. The written consents to assignment of all parties whose written consent is necessary to the continued effectiveness and validity, after consummation of the transactions contemplated by this Agreement, of all contracts, agreements, indentures, or leases to which Company is a party, and written evidence of other consents and approvals of the transactions contemplated hereby.

            (e) OPINION OF COUNSEL FOR COMPANY AND SHAREHOLDERS. The opinion of Foley & Lardner, counsel for Company and Shareholders, dated the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel but subject to such standard assumptions, limitations and qualifications as such counsel may reasonably deem appropriate, to the effect that:

                  (i) Company is a corporation validly existing, and in active status under the laws of the state of Wisconsin and has the corporate power and authority under the laws of such state to own, lease, and operate its properties, and to carry on its business as now being conducted;

                  (ii) Company was incorporated under the laws of the state of Wisconsin on October 13, 1988 and has an authorized capital consisting of 2,800 shares of Common Stock, no par value, of which 750 shares are validly issued and outstanding, fully paid, and nonassessable, except pursuant to Section 180.0622 of the Wisconsin Statutes;

                  (iii) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not violate any provision of Company's articles of incorporation or bylaws nor will they result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under, any loan agreement, note, debenture, indenture, mortgage, deed of trust, lease, contract, agreement or other obligation of any description of which such counsel has knowledge to which Company or any Shareholder is a party or by which any of them is bound, or any judgment, decree, order, or award of any court, governmental body, or arbitrator of which such counsel has knowledge, or any applicable law, rule or regulation;

                  (iv) Each Shareholder has the power to execute and deliver this Agreement, and this Agreement has been duly authorized, executed, and delivered by each of them and constitutes the legal, valid, and binding obligation of each of them;

                  (v) Such counsel knows of no actions, suits or, proceedings pending or threatened against Company at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that would result in a breach of the representation and warranty set forth in Section 3.1(j) of this Agreement, or of any litigation affecting the right of any Shareholder to enter into or perform this Agreement; and

                  (vi) Shareholders have effectively conveyed, transferred, and assigned to Buyer, good and marketable title to the Stock, to such counsel's knowledge, free and clear of all liens, pledges, claims, and encumbrances.

      Such opinion may be based as to factual matters upon a certificate or certificates of Shareholders or of an officer or officers of Company and such other matters as such counsel deems appropriate, and such counsel may rely on opinions of other counsel reasonably satisfactory to Buyer, which opinion is delivered in connection with this Agreement.

            (f) BOOKS AND RECORDS. All of the books, records, and files of Company, including Company's corporate minute books, stock books or records, and employee and tax records.

            (g) CONSULTING AGREEMENT. A fully executed Consulting Agreement between Joe Galati and Buyer in the form agreed to between Joe Galati and Buyer.

            (h) FACILITATION AGREEMENT. A fully executed Facilitation Agreement between Joe Galati and Buyer in the form agreed to between Joe Galati and Buyer.

            (i) LEASE. A fully executed Lease between Buyer and JJL Enterprises of Wisconsin.

      All assignments, consents, certificates, and other documents delivered by Shareholders shall be in form reasonably satisfactory to counsel for Buyer.

      4.3   DELIVERIES BY BUYER. At the Closing, Buyer shall deliver:

            (a) PURCHASE PRICE. Payment of the purchase price provided for in
Section 2 in immediately available funds by cashier's check or wire transfer.

            (b) FACILITATION FEE. Payment of the facilitation fee of $1,691,121 to Joe Galati pursuant to the Facilitation Agreement referred to in Section 4.2(h) above.

            (c) CERTAIN REIMBURSEMENTS. Reimbursement for Hart-Scott-Rodino filing fees, if any, required to be paid by Company or Shareholders in connection with this transaction.

            (d) OPINION OF COUNSEL FOR BUYER. The opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, counsel for Buyer, dated the Closing Date, satisfactory in form and substance to Shareholders and their counsel, but subject to such standard assumptions, limitations and qualifications as such counsel may reasonably deem appropriate, to the effect that:

                  (i) Buyer and each of its subsidiaries are corporations duly organized, validly existing, and in good standing under the laws of the state of their incorporations and have the corporate power and authority under the laws of such state to own, lease, and operate their properties, to carry on their businesses as then being conducted, and to consummate the transactions contemplated hereby;

                  (ii) all necessary corporate proceedings of the Board of Directors and stockholders of Buyer and its subsidiaries to approve and adopt this Agreement and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly taken;

                  (iii) Buyer has the corporate power and authority to execute and deliver this Agreement and the other agreements referred to in this Agreement, and this Agreement and the other agreements referenced to herein have been duly authorized, executed, and delivered by it and constitutes its legal, valid, and binding obligation;

                  (iv) such counsel knows of no actions, suits, or proceedings pending or threatened against Buyer or any of its subsidiaries at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that would result in a breach of the representation and warranty set forth in Section 3.2(j) of this Agreement; and

                  (v) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not violate any provision of Buyer's certificate of incorporation or bylaws nor will they result in a breach of or constitute a default by Buyer or any of its subsidiaries under any provision of any material indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, award, ordinance, regulation, or any other restriction of any kind or character known to such counsel, to which Buyer or any of its subsidiaries is a party or by which any of them are bound.

      With respect to the opinions expressed pursuant to clauses (iv) and (v) of this subparagraph, such opinion may be based as to factual matters upon a certificate or certificates of an officer or officers of Buyer or its subsidiaries and such other matters as such counsel deems appropriate, and such counsel may rely on opinions of other counsel reasonably satisfactory to Shareholders, which opinion is delivered in connection with this Agreement.

            (e) CONSENTS AND APPROVALS. Written evidence of all consents and approvals of the transactions contemplated hereby.

            (f) CONSULTING AGREEMENT. A fully executed Consulting Agreement between Joseph J. Galati, Jr. and Buyer in the form agreed to between Joseph J. Galati, Jr. and Buyer.

            (g) FACILITATION AGREEMENT. A fully executed Facilitation Agreement between Joe Galati and Buyer in the form agreed to between Joseph J. Galati, Jr. and Buyer.

            (h) LEASE. A fully executed Lease between Buyer and JJL Enterprises of Wisconsin.

      All certificates and other documents delivered by Buyer shall be in form reasonably satisfactory to counsel for Shareholders.

      4.4 FURTHER ASSURANCES. Shareholders and Buyer shall execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, before or after the Closing, in order to effectuate the transactions provided for herein. The parties shall cooperate with each other and with their respective counsel and accountants in connection with any steps to be taken as a part of their respective obligations under this Agreement, including the preparation of financial statements.

                                    SECTION 5
                             WAIVER AND MODIFICATION

      5.1 WAIVERS. The failure of any Shareholder to comply with any of his or her obligations, agreements, or conditions as set forth in this Agreement may be waived expressly in writing by Buyer. The failure of Buyer to comply with any of its obligations, agreements, or conditions as set forth in this Agreement may be waived expressly in writing by the Shareholders acting unanimously.

      5.2 MODIFICATION. This Agreement may be modified at any time in any respect by the mutual written consent of all of the parties.

                                    SECTION 6
                                 NON-COMPETITION

      6.1 NON-COMPETITION. Because of the importance of Shareholders to the development and operation of the business of Company, as well as their knowledge of and reputation in Company's industry, Buyer is unwilling to enter into and perform this Agreement unless Shareholders all enter into the non-competition agreement contained in this Section 6. To induce Buyer to enter into this Agreement and for the benefit of Buyer, Shareholders agree as follows:

      6.2 DURATION AND EXTENT OF RESTRICTION. Shareholders shall not, for a period ending five years after the Closing Date, within the United States or foreign countries, engage in a business (a) the same as, substantially similar to, or in general competition with the business being conducted by Company, as defined in the recitals of this Agreement, at or within 12 months prior to the Closing Date or (b) pursuing a "roll-up" or "consolidation" business strategy involving salon products. The term "engage in" shall include, but shall not be limited to, activities, whether direct or indirect, as proprietor, partner, shareholder, principal, agent, employee, consultant or lender; provided, however, that the ownership of not more than 5% in the aggregate by Shareholders of the stock of a publicly held corporation shall not be included in such term.

      6.3 RESTRICTIONS WITH RESPECT TO CUSTOMERS. In furtherance of, and without in any way limiting the restriction in Section 6.1, for the period specified in Section 6.2, Shareholders shall not, directly or indirectly,

            (a) request any past, present, or future customers of Company to curtail or cancel their business with Buyer or any of its subsidiaries;

            (b) disclose the identity of any past, present, or future customers of Company, Buyer, or any subsidiary of Buyer to any other person, firm or corporation engaged in a business the same as, substantially similar to, or in general competition with the business being conducted by Company, as defined in the recitals of this Agreement;

            (c) solicit, canvas, or accept, or authorize any other person to solicit, canvas, or accept, from any past, present, or future customers of Company, Buyer or any subsidiary of Buyer, any business for any other person, firm, or corporation engaged in a business the same as, substantially similar to, or in general competition with the business being conducted by Company, as defined in the recitals of this Agreement; or

            (d) induce or attempt to influence any employee of Company to terminate his or her employment with Company, Buyer, or any subsidiary of Buyer.

      As used in this Section 6.3 "future customer" shall mean a customer with whom business will have been transacted between the date hereof and the end of the term specified in Section 6.2.

      6.4 REMEDIES FOR BREACH. Shareholders acknowledge that the restrictions contained in this Section 6, in view of the nature of the business in which Company is engaged, are reasonable and necessary to protect the legitimate interests of Buyer and that any violation of these restrictions would result in irreparable injury to Buyer. Shareholders agree that, in the event of a violation of any of such restrictions, Buyer shall be entitled to preliminary and permanent injunctive relief as well as an equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Buyer may be entitled. In the event of a violation by any Shareholder, the period of non-competition referred to in Section 6.2 for such Shareholder shall be extended by a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated.

                                    SECTION 7
                                 INDEMNIFICATION

      7.1 INDEMNIFICATION BY SHAREHOLDERS. Shareholders, jointly and severally, covenant and agree to defend, indemnify, and hold Buyer harmless for, from, and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs, and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense, or settlement of any claim covered by this indemnity) resulting from any demand, claim, proceeding, action, or cause of action that Buyer may suffer or incur by reason of (a) the material inaccuracy of any of the representations or warranties of any Shareholder contained in this Agreement, or in the Company Disclosure Schedule (except the representations and warranties contained in Section 3.3, for which only the breaching Shareholder(s) shall be obligated); or (b) the failure to comply with, or the breach, or the default by any Shareholder of any of the covenants, warranties, or agreements made by any Shareholder contained in this Agreement.

      7.2 INDEMNIFICATION BY BUYER. Buyer covenants and agrees to defend, indemnify, and hold Shareholders harmless for, from, and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs, and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claim covered by this indemnity) resulting from any demand, claim, proceeding, action, or cause of action that any Shareholder may suffer or incur by reason of (a) the inaccuracy of any of the representations or warranties of Buyer contained in this Agreement or in the Buyer Disclosure Schedule; or (b) the failure to comply with, the breach or the default by Buyer of any of the covenants, warranties, or agreements made by Buyer in this Agreement.

      7.3 NOTICE AND RIGHT TO DEFEND THIRD-PARTY CLAIMS. Promptly upon receipt of notice of any claim, demand, or assessment or the commencement of any suit, action, or proceeding with respect to which indemnity may be sought pursuant to this Agreement, the party seeking to be indemnified or held harmless (the "Indemnitee") shall notify in writing, if possible, within sufficient time to respond to such claim or answer or otherwise plead in such action (but in any event within ten days, the party from whom indemnification is sought (the "Indemnitor"). In case any claim, demand, or assessment shall be asserted, or suit, action, or proceeding commenced against the Indemnitee, the Indemnitor shall be entitled, at the Indemnitor's expense, to participate therein, and, to the extent that it may wish, to assume the defense, conduct, or settlement thereof, at its own expense, with counsel reasonably satisfactory to the Indemnitee, whose consent to the selection of counsel shall not be unreasonably withheld or delayed, provided that the Indemnitor confirms to the Indemnitee that it is a claim to which its rights of indemnification apply. The Indemnitor shall have the right to settle or compromise monetary claims without the consent of Indemnitee; however, as to any other claim, the Indemnitor shall first obtain the prior written consent from the Indemnitee, which consent shall be exercised in the sole discretion of the Indemnitee. After notice from the Indemnitor to the Indemnitee of Indemnitor's intent so to assume the defense, conduct, settlement, or compromise of such action, the Indemnitor shall not be liable to the Indemnitee for any legal or other expenses (including, without limitation, settlement costs) subsequently incurred by the Indemnitee in connection with the defense, conduct, or settlement of such action while the Indemnitor is diligently defending, conducting, settling, or compromising such action. The Indemnitor shall keep the Indemnitee apprised of the status of the suit, action, or proceeding and shall make Indemnitor's counsel available to the Indemnitee, at the Indemnitor's expense, upon the request of the Indemnitee. The Indemnitee shall cooperate with the Indemnitor in connection with any such claim and shall make personnel, books and records and other information relevant to the claim available to the Indemnitor to the extent that such personnel, books and records and other information are in the possession and/or control of the Indemnitee. If the Indemnitor decides not to participate, the Indemnitee shall be entitled, at the Indemnitor's sole cost and expense, to defend, conduct, settle or compromise such matter with counsel satisfactory to the Indemnitor, whose consent to the selection of counsel shall not be unreasonably withheld or delayed.

      7.4 LIMITATIONS RELATED TO INDEMNITY. Notwithstanding anything to the contrary herein:

            (a) Each Shareholder shall be individually responsible for indemnification arising out of any breach of a representation and warranty made pursuant to Section 3.3 as to such Shareholder and the other Shareholders shall not be jointly or severally liable for such indemnification obligations;

            (b) Except as set forth in Section 7.4(a) above, each Shareholder's responsibility for any indemnification under this Section 7 shall be limited to the result obtained by multiplying the total indemnity by the proportionate ownership interest each Shareholder had in the Stock, as set forth beside their respective signatures to this Agreement;

            (c) Shareholders shall have no obligation to indemnify any loss by Buyer under this Agreement, unless, and only to the extent that all such losses in the aggregate exceed $500,000;

            (d) Buyer shall have no obligation to indemnify any loss by Shareholders under this Agreement, unless, and only to the extent that all such losses in the aggregate exceed $500,000;

            (e) In no event shall the aggregate liabilities of the Shareholders under this Agreement exceed $7,000,000;

            (f) In no event shall the aggregate liabilities of Buyer under this Agreement exceed $7,000,000; and

            (g) The obligations of the Shareholders under this Section 7 shall expire on the date that their representations and warranties shall expire, which shall be the first anniversary of the Closing Date (the "Indemnification Period").

                                    SECTION 8
                                     GENERAL

      8.1 INDEMNITY AGAINST FINDERS. Each party hereto shall indemnify and hold the other parties harmless against any claim for finders' fees based on alleged retention of a finder by it.

      8.2 CONTROLLING LAW. This Agreement, and all questions relating to its validity, interpretation, performance, and enforcement, shall be governed by and construed in accordance with the laws of Wisconsin, notwithstanding any Wisconsin or other conflict-of-law provisions to the contrary.

      8.3 NOTICES. Except to the extent otherwise set forth herein, all notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when personally delivered or when deposited in the United States mails, first class postage prepaid, return receipt requested, or when sent by overnight express delivery with a signature required upon receipt, addressed as set forth below:

                             If to Buyer:

                             Styling Technology Company
                             2390 East Camelback Road, Suite 435
                             Phoenix, Arizona 85016
                             (602) 955-3353
                             (602) 955-3383
                             Attention:  Sam Leopold

                             with a copy given in the manner
                             prescribed above, to:

                             O'Connor, Cavanagh, Anderson,
                             Killingsworth & Beshears, P.A.
                             One East Camelback Road, Suite 1100
                             Phoenix, Arizona  85012
                             Phone:  (602) 263-2606
                             Fax:  (602) 263-2900
                             Attention:  Robert S. Kant, Esq.

                             If to Shareholders:

                             Joseph J. Galati, Jr. and Gail Galati
                             16820 Burnet Ct.
                             Brookefield, Wisconsin  53005

                             John Meyerovich and Olga Meyerovich
                             496 West Willow Court
                             Fox Point, Wisconsin  53217

                             Lev Yakubovich and Svetlana Yakubovich
                             2555 North Lake Drive, #16
                             Milwaukee, Wisconsin 53211

                             With a copy to:

                             Foley & Lardner
                             Verex Plaza
                             150 East Gilman Street
                             Madison, Wisconsin 53703-2808
                             Phone:  (608) 258-4220
                             Fax:  (608) 258-4258
                             Attention: Blaine Renfert, Esq.

      Any party may alter the address to which communications or copies are to be sent by giving notice to such other parties of change of address in conformity with the provisions of this paragraph for the giving of notice.

      8.4 BINDING NATURE OF AGREEMENT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign, delegate, or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Shareholders recognize and agree that, notwithstanding anything to contrary in this Agreement, Buyer may assign, delegate, or transfer its rights under this Agreement to any of Buyer's lenders. Any assignment, delegation, or transfer made in violation of this Section 8.4 shall be null and void.

      8.5 ENTIRE AGREEMENT. This Agreement, the Schedules hereto, and the Facilitation Agreement, Consulting Agreement, and the Lease contain the entire understanding among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

      8.6 PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

      8.7 GENDER. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

      8.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    STYLING TECHNOLOGY CORPORATION



                                    By: /s/ Sam L. Leopold
                                       ---------------------------------------
                                       Chairman of the Board, President,
                                       and Chief Executive Officer



            NUMBER OF SHARES        SHAREHOLDERS:

                                    /s/ John Meyerovich
                                    ------------------------------------------
                  250               John Meyerovich


                                    /s/ Olga Meyerovich
                                    ------------------------------------------
                                    Olga Meyerovich

                                    /s/ Lev Yakubovich
                                    ------------------------------------------
                  250               Lev Yakubovich

                                    /s/ Svetlana Yakubovich
                                    ------------------------------------------
                                    Svetlana Yakubovich

                                    /s/ Joseph J. Galati, Jr.
                                    ------------------------------------------
                  250               Joseph J. Galati, Jr.

                                    /s/ Gail Galati
                                    ------------------------------------------
                                    Gail Galati